Exhibit 99.1

Ocean Power Technologies Announces Pricing of $10,000,000 Registered Direct Offering Priced At A Premium to Market

MONROE TOWNSHIP, NEW JERSEY, June 5, 2026 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), today announced that it has entered into securities purchase agreements with certain institutional investors for the purchase and sale of 25,000,000 shares of the Company’s common stock together with common warrants to purchase up to 25,000,000 shares of common stock in a registered direct offering at a combined purchase price of $0.40 per share of common stock and accompanying common warrant. The offering was priced at a premium to yesterday’s closing price. The common warrants will be exercisable on the six month anniversary of the date of issuance at an exercise price of $0.40 per share and will expire 6 years from the initial date of exercise.

Ladenburg Thalmann & Co. Inc. is acting as the exclusive placement agent for the offering.

The closing of the registered direct offering is expected to occur on or about June 8, 2026, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the registered direct offering, before deducting the placement agent fees and other offering expenses payable by the Company, are expected to be approximately $10.0 million. The Company intends to use the net proceeds from the offering for working capital and for general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-275843, which was declared effective by the United States Securities and Exchange Commission (“SEC”) on December 12, 2023. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov .. Electronic copies of the prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described therein, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Ocean Power Technologies, Inc.

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI capable seamless integration of Maritime Domain Awareness Systems across platforms. OPT’s PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. OPT also provides WAM-V® unmanned surface vessels (USVs) and marine robotics services. The Company’s headquarters are in Monroe Township, New Jersey, with an additional office in Richmond, California.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. The forward-looking statements included in this press release include statements regarding the anticipated closing of the registered direct offering and the use of proceeds. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the prospectus and the Company’s most recent Form 10-K and subsequent filings with the SEC on Forms 10-Q and Form 8-K for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com